[GRAPHIC OMITTED]                                              [GRAPHIC OMITTED]
eLEC communications
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE             Contact:  Paul H. Riss, CEO
                                            phriss@elec.net
                                            914-682-0214

                      eLEC Reports Second Quarter Earnings


White Plains, NY...July 1, 2004--- eLEC Communications Corp. (OTCBB:ELEC)

Summary of Accomplishments:

     o  2nd Quarter Net Income of  $808,464, or $0.05 per fully diluted share
     o  2nd Quarter Revenues of $1.9 million, up 64% over Q2 2003
     o  Roll-out of VoIP services
     o  Emergence of Telecarrier subsidiary from bankruptcy

eLEC today announced net income for the second fiscal quarter of 2004 of $808,464, or $0.05 per share, as compared to net income of $48,855, or $0.00 per share, for the second fiscal quarter of 2003. Revenues for the second quarter of 2004 amounted to $1,895,932, an increase of $742,516, or 64%, over revenues of $1,153,416 in the second quarter of fiscal 2003.

Net income in the second quarter of fiscal 2004 included a gain on debt reduction of $852,553, while net income in the second quarter of fiscal 2003 included a gain on sale of assets of $659,966. Net loss from operations for the quarter ended May 31, 2004 amounted to ($69,002), as compared to a net loss from operations of ($706,301) for the quarter ended May 31, 2003.

eLEC CEO Paul Riss stated, "We are pleased with our operating developments and believe we are positioning ourselves for growth. On the regulatory front, we continue to negotiate in good faith for new commercial contracts with Verizon for the receipt of wholesale phone service. We have only been operating in states in which we can obtain gross margins that we consider to be adequate, and unlike other competitive carriers, we do not see the need to discontinue our marketing efforts in any of the states in which we operate. We believe we can afford to pay somewhat higher wholesale prices if it results in a better relationship with Verizon pursuant to which we can resell Verizon DSL, voice mail and inside wiring. However, our long-term goal is to not have any voice traffic on the Verizon network and to use the Internet to carry our voice services. In our new arrangement with a VoIP wholesaler, we now offer discounted voice services, including a rich feature bundle, for those of our customers who want to use their high-speed Internet connection for their voice communications."

"We are also excited about the future of our CLEC subsidiary, Telecarrier Services, which we were able to purchase and bring out of Chapter 11 bankruptcy," continued Riss. "This transaction further reduced the liabilities on our consolidated balance sheet and creates the opportunity for rapid growth. Just last week, Telecarrier sold more than 1,000 new lines, and this week we anticipate it will sell another 1,000 new lines. We do not have the cash to continue new line acquisitions at that pace, but we are negotiating the terms of a financing arrangement with a lender to enable us to support the growth we are capable of achieving."

eLEC Communications Corp. is a Competitive Local Exchange Carrier that offers local and long distance calling plans to small business and residential customers. We sell under the names of New Rochelle Telephone and eLEC
Communications, delivering telephone services at a price savings and with quality customer service. For more information on our products and offerings, visit our web site at www.elec.net.


                                 eLEC Communications Corp. and Subsidiaries
                               Condensed Consolidated Statements of Operations
                                                 (Unaudited)

                                                  For the Six Months Ended        For the Three Months Ended
                                                May 31, 2004    May 31, 2003    May 31, 2004    May 31, 2003
                                                ------------    ------------    ------------    ------------

Revenues                                        $  3,769,924    $  2,500,445    $  1,895,932    $  1,153,416
                                                ------------    ------------    ------------    ------------

Costs and expenses:
 Costs of services                                 1,796,701       1,337,129         916,626         579,434
 Selling, general and administrative               2,101,067       2,780,871       1,044,355       1,247,456
 Depreciation and amortization                         7,811          63,643           3,953          32,827
                                                ------------    ------------    ------------    ------------

               Total costs and expenses            3,905,579       4,181,643       1,964,934       1,859,717

Loss from operations                                (135,655)     (1,681,198)        (69,002)       (706,301)
                                                ------------    ------------    ------------    ------------



Other income (expense):
Interest expense                                      (3,544)        (69,444)           (782)        (34,357)
Interest and other income                             51,069         164,680          21,988          79,622
Gain on debt reduction in bankruptcy                 904,027              --         852,553              --
Gain on sale of assets                                    --       2,256,855              --         659,966
Gain  on sale of  investment  securities  and
other investments                                        770          83,761             770          49,925
                                                ------------    ------------    ------------    ------------


                                                     952,322       2,435,852         874,529         755,156
                                                ------------    ------------    ------------    ------------





Net income before income tax benefit                 816,667         754,654         805,527          48,855

Income tax benefit                                    47,937              --           2,937              --
                                                ------------    ------------    ------------    ------------

Net income                                      $    864,604    $    754,654    $    808,464    $     48,855
                                                ============    ============    ============    ============


Basic and diluted earnings per share            $       0.05    $      0.05     $       0.05    $       0.00
                                                ============    ============    ============    ============

Weighted average number of common shares
outstanding
   Basic                                          16,258,730      15,608,282      16,259,782      15,608,282
                                                ============    ============    ============    ============
   Diluted                                        16,580,715      15,629,293      16,592,854      15,632,209
                                                ============    ============    ============    ============




                                                     ********

This release contains forward-looking statements that involve risks and uncertainties. eLEC's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, among others, certain risks and uncertainties over which the company may have no control. For further discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the discussions contained in eLEC's Annual Report on Form 10-KSB for the year ended November 30, 2003, eLEC's Quarterly Report on Form 10-QSB for the quarter ended February 29, 2004 and any subsequent SEC filings.

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